SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


                              February 9, 2001
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)


                      EAGLE CAPITAL INTERNATIONAL, LTD.
          ------------------------------------------------------
          (Exact name of Registrant as specified in its charter)


                                   Nevada
                 ---------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


            0-26322                             88-0327648
     ------------------------        ---------------------------------
     (Commission File Number)        (IRS Employer Identification No.)


       1900 Corporate Blvd., Suite 400E, Boca Raton, Florida 33431
       -----------------------------------------------------------
             (Address of Principal Executive Offices)


                               (561) 988-2550
                    -------------------------------
                    (Registrant's Telephone Number)


         _____________________________________________________________
         (Former Name or Former Address, if changed since last report)



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ITEM 5.   OTHER EVENTS.

        Eagle Capital International, Ltd. (the "Company") has appointed two
        (2) new members to the Company's Board of Directors:

        Hon. Samuel Gejdensen, former United States Congressman who represented Connecticut's 2nd Congressional District, joined the Company in February, 2001, as a Director and will serve the Company as Vice-President of Governmental Affairs. Mr. Gejdensen served in the United States House of Representatives for 20 years ending his congressional career as the ranking Democrat on the House Committee on International Relations, a committee promoting U.S. exports upon which he served for 18 years. Mr. Gejdensen was the author of several major pieces of legislation including Jobs Through Exports Act enacted into law in 1992 and the Jobs Through Trade Expansion Act enacted into law in 1994. Mr. Gejdensen received an A.S. degree from Mitchell College in New London, Connecticut in 1968 and a B.A. from the University of Connecticut in Storrs, Connecticut in 1970.

        Meyer A. Berman joined the Company in February, 2001, as a Director. Mr. Berman founded M.A. Berman Co., a registered securities broker-dealer in 1981. Mr. Berman is regularly consulted for his stock market expertise, and has been quoted and referenced in financial publications such as The Wall Street Journal and Barron's as well as appearances on CNBC. Mr. Berman has attended the University of Illinois, University of Connecticut, and City College of New York.



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                                 SIGNATURES

Pursuant to the requirements of the securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       EAGLE CAPITAL INTERNATIONAL, LTD

Dated: February 9, 2001
                                       By:/s/ Anthony D'Amato
                                          -----------------------------
                                          Anthony D' Amato
                                          President



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